EXHIBIT 31.3
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

I, Gary Vogel, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2020 of Eagle Bulk Shipping, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 22, 2021	/s/ Gary Vogel
Gary Vogel
Chief Executive Officer (Principal executive officer of the registrant)